EXHIBIT 15



September 10, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our reports dated April 27, 1999 and July 23, 1999 on our review of interim financial information of Pharmacia & Upjohn, Inc. (the "Company") as of and for the three-month and six-month periods ended March 31, 1999 and June 30, 1999 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated September 10, 1999.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP